Exhibit 4.7

INTERNATIONAL FLAVORS & FRAGRANCES INC.

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 14, 2016

to

BASE INDENTURE

Dated as of March 2, 2016

€500,000,000 1.75% SENIOR NOTES DUE 2024

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

SECTION 1.01.	Definitions of Terms	1

ARTICLE II

THE NOTES

SECTION 2.01.	Designation and Terms of the Notes	5
SECTION 2.02.	Currency and Denomination	6
SECTION 2.03.	Form of Notes	6
SECTION 2.04.	Registrar and Paying Agent	7
SECTION 2.05.	Place of Payment; Transfer and Exchange	7
SECTION 2.06.	No Sinking Fund	7

ARTICLE III

REDEMPTION AND REPURCHASE OF THE NOTES

SECTION 3.01.	Optional Redemption by the Company	7
SECTION 3.02.	Offer to Repurchase Upon Change of Control Triggering Event	8
SECTION 3.03.	Redemption for Tax Reasons	9

ARTICLE IV

COVENANTS

SECTION 4.01.	Additional Covenants	9
SECTION 4.02.	Limitations on Sale and Lease-Back Transactions	11

ARTICLE V

PAYMENT OF ADDITIONAL AMOUNTS

SECTION 5.01.	Payment of Additional Amounts	11
SECTION 5.02.	No Other Requirements	13

ARTICLE VI

SECTION 6.01.	General	14
SECTION 6.02.	Other Coin or Currency Units	14

ARTICLE VII

MISCELLANEOUS

SECTION 7.01.	Ratification of Indenture	14
SECTION 7.02.	Counterparts	14

TABLE OF CONTENTS

(continued)

		Page

SECTION 7.03.	Separability	14
SECTION 7.04.	Governing Law; Jury Trial Waiver	14
SECTION 7.05.	Conflicts with Trust Indenture Act	15
SECTION 7.06.	Effect of Headings	15
SECTION 7.07.	Effect on Successors and Assigns	15
SECTION 7.08.	Patriot Act	15
SECTION 7.09.	Trustee Disclaimer; Incorporation by Reference	15

-ii-

FIRST SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of March 14, 2016 (the “Supplemental Indenture”), between International Flavors & Fragrances Inc., a New York corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”):

WHEREAS, the Company executed and delivered a base indenture, dated as of March 2, 2016 (the “Base Indenture, and, together with this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time, the “Indenture”) to provide for, among other things, the issuance from time to time of the Company’s debt securities in one or more series as might be authorized under the Indenture;

WHEREAS, the Base Indenture provides that the Company may enter into an indenture supplemental to the Base Indenture to establish the form and terms of any series of Securities (as defined in the Base Indenture) as provided by Section 2.01 of the Base Indenture;

WHEREAS, the Company desires to enter into this Supplemental Indenture to provide for the establishment of a series of Securities to be known as the 1.75% Senior Notes due 2024 (the “Notes”), the form, substance, terms, provisions and conditions of which are set forth in the Indenture;

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture, when executed and delivered by the parties hereto, the legal, valid and binding obligations of the Company, in accordance with its terms, have been done.

NOW THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Notes:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions of Terms.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Base Indenture. The following definitions supplement and, to the extent inconsistent with, replace the definitions in Article I of the Base Indenture with respect to the Notes:

“Additional Amounts” has the meaning set forth in Section 5.01.

“Additional Notes” has the meaning set forth in Section 2.01.

“Applicable Law” has the meaning set forth in Section 7.08

“Attributable Debt” as used with respect to a Sale and Lease-Back Transaction of a Principal Property means, at the time of determination, the lesser of (1) the fair market value of the Principal Property leased (as determined in good faith by the Board of Directors of the Company) or (2) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease, as determined in good faith by the Board of Directors of the Company, compounded semi-annually. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (y) the net amount determined assuming no such termination.

“Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or The City of London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and of our subsidiaries’ properties or assets taken as a whole to any “person” (as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act) other than us or one of our subsidiaries; (2) the adoption of a plan relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in clause (1) above) becomes the beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our then outstanding Voting Stock (measured by voting power rather than number of shares); or (4) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction.

“Change of Control Offer” has the meaning set forth in Section 3.02.

“Change of Control Payment” has the meaning set forth in Section 3.02.

“Change of Control Payment Date” has the meaning set forth in Section 3.02.

“Change of Control Triggering Event” means the occurrence of both (1) a Change of Control and (2) a Ratings Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been completed.

“Code” has the meaning set forth in Section 5.01(b).

“Common Depositary” means the Depositary for the Notes, acting as the common depositary for Euroclear and Clearstream, which initially shall be Elavon Financial Services Limited.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German government bond (Bundesanleihe) whose maturity is closest to the maturity of the Notes being redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by such independent investment bank, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.

“Consolidated Net Tangible Assets” as used herein means, as of any particular time, the total of all the assets appearing on the most recent consolidated balance sheet of the Company and the Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom: (i) all current liabilities, including current maturities of long-term debt and of obligations under capital leases; and (ii) the total of the net book values of all assets of the Company and the Subsidiaries properly classified as intangible assets under U.S. generally accepted accounting principles (including goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets).

“Debt” has the meaning set forth in Section 4.01(a).

“Euro” or “€” means the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

“FATCA” has the meaning set forth in Section 5.01.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, if applicable, the equivalent investment grade credit rating from any substitute Rating Agency selected by the Company.

“Lien” has the meaning set forth in Section 4.01(a).

“Market Exchange Rate” means the noon buying rate in The City of New York for cable transfer of Euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

“Moody’s” means Moody’s Investors Service, Inc.

“Notes” has the meaning set forth in the recitals.

“Noteholder,” “holder,” “holder of Notes,” “registered holder,” or other similar term, means the Person or Persons in whose name or names a particular Note shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

“Person,” as used herein, means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Principal Property” means the land, improvements, building and fixtures (including any leasehold interest thereof) constituting the principal corporate office, any manufacturing plant or any manufacturing or research or engineering facility (whether owned at or acquired after the date of the Indenture) that is owned or leased by the Company or a Restricted Subsidiary, that is located within the continental United States and has a net book value at the time of the determination in excess of the greater of 10% of Consolidated Net Tangible Assets or $50 million, unless the Board of Directors has determined in good faith that such property is not material to the operation of the business conducted by the Company and the Subsidiaries taken as a whole, provided, however, that the Company’s corporate office located at 521 West 57th Street, New York, New York 10019-2960 shall not be deemed a Principal Property.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both as the case may be.

“Ratings Event” means the occurrence of the events described in (1) or (2) below on any date during the period commencing 60 days prior to the date of the public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (the “Trigger Period”), which Trigger Period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies: (1) in the event the Notes are rated by both Rating Agencies as Investment Grade, the rating of the Notes shall be reduced so that the Notes are rated below Investment Grade by both Rating Agencies, or (2) in the event the Notes are rated Investment Grade by one Rating Agency and below Investment Grade by the other Rating Agency, the rating of the Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) so that the Notes are then rated below Investment Grade by both Rating Agencies.

“Restricted Subsidiary” means any Subsidiary (i) substantially all of whose property is located within the continental United States, (ii) which owns a Principal Property and (iii) in which the Company’s investment exceeds 1% of the aggregate amount of assets included on a consolidated balance sheet of the Company and its Subsidiaries as of the end of the last fiscal quarter for which financial information is available. However, the term “Restricted Subsidiary” shall exclude any Subsidiary that is principally engaged in the leasing and financing of real property.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property, whether owned at the date of this Indenture or thereafter acquired (excluding temporary leases of a term, including renewal periods, of not more than three years), that has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such Person with the intention of taking back a lease of this property.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“United States Person” means a citizen or individual resident of the United States, a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, or any State thereof or the District of Columbia, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes.

ARTICLE II

THE NOTES

SECTION 2.01. Designation and Terms of the Notes.

(a) The Company hereby creates one series of securities designated “1.75% Senior Notes due 2024” issued pursuant to this Supplemental Indenture.

(b) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes shall be issued initially in an aggregate principal amount of €500,000,000.

(c) The Company may, from time to time, without the consent of the holders of the Notes and in accordance with this Indenture, create and issue additional Notes ranking equally and ratably with, having the same terms and conditions as, the Notes in all respects (other than the original issuance date, the issue price and, under certain circumstances, the first payment of interest) (“Additional Notes”) so as to form a single series with the Notes, including for purposes of voting and redemptions, provided that any such further securities shall be fungible with the Notes for U.S. federal income tax purposes.

(d) Unless previously redeemed or repurchased in accordance with Article III of this Supplemental Indenture, the Notes will become due and payable on March 14, 2024.

(e) The Notes will bear interest at the rate of 1.75% per annum, computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Market Association).

(f) The Interest Payment Date for the Notes shall be March 14 of each calendar year, beginning on March 14, 2017, to holders of record at the close of business on the fifteenth calendar day (whether or not that date is a Business Day), immediately preceding such Interest Payment Date (each such date, a “Regular Record Date”) and on the Maturity. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.

SECTION 2.02. Currency and Denomination.

(a) The Notes shall be issued in minimum denominations of €100,000 and in integral multiples of €1,000 above that amount.

(b) Principal of, and premium, if any, and interest on, and Additional Amounts, if any, with respect to the Notes shall be payable in Euro. However, if the Euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the Euro is no longer being used by the then member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes shall be made in U.S. Dollars until the Euro is again available to the Company or so used. The amount payable on any date in Euro shall be converted into U.S. Dollars on the basis of the then most recently available Market Exchange Rate for Euro. Any payment in respect of the Notes so made in U.S. Dollars shall not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

SECTION 2.03. Form of Notes.

(a) The Notes shall be issued in the form of one or more Global Securities, substantially in the form set forth in Exhibit A, and deposited with, or on behalf of, the Common Depositary and shall be registered in the name of USB Nominees (UK) Limited, or its nominee, for, and in respect of interests held through, Euroclear and Clearstream.

(b) The provisions of the Base Indenture (including, but not limited to, Section 2.11 of the Base Indenture) relating to Global Securities shall apply to the Notes.

(c) Any holder of a Global Security shall, by acceptance of such Global Security, agree that the transfers of beneficial interests in such Global Security may be effected only through book-entry procedures maintained by the Common Depositary, and that, except as provided for in Section 2.11 of the Base Indenture, ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book-entry form. Transfers of a Global Security shall be limited to transfers in whole and not in part, to the Common Depositary, its successors and their respective nominees. Interests of beneficial owners in a Global Security shall be transferred in accordance with the rules and procedures of Clearstream and Euroclear, or their respective successors.

SECTION 2.04. Registrar and Paying Agent.

The Company has, pursuant to that certain Agency Agreement dated March 14, 2016, initially appointed Elavon Financial Services Limited, UK Branch as the Paying Agent and Elavon Financial Services Limited as the Registrar for the Notes.

SECTION 2.05. Place of Payment; Transfer and Exchange.

The place or places where payments will be made, where the Notes may be surrendered for registration of transfer, exchange or redemption and where notices may be given to the Company in respect of the Notes will initially be the office of the Paying Agent at Fifth Floor, 125 Old Broad Street, London EC2N 1AR, United Kingdom (or such other office of the Paying Agent in London, United Kingdom as agreed to by the Company and the Paying Agent); provided, however, that the payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register.

SECTION 2.06. No Sinking Fund.

There shall be no sinking fund with respect to the Notes.

ARTICLE III

REDEMPTION AND REPURCHASE OF THE NOTES

SECTION 3.01. Optional Redemption by the Company.

The Company at its option may, at any time, redeem the Notes, in whole or in part, upon payment of a redemption price for the Notes to be redeemed (the “Redemption Price”) equal to:

(a) prior to December 14, 2023, the greater of:

(i) 100% of the principal amount of the Notes to be redeemed on that Redemption Date; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed on that Redemption Date (not including any portion of any payment of interest accrued to the Redemption Date) discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association)) at the applicable Comparable Government Bond Rate, plus 30 basis points; or

(b) on or after December 14, 2023, 100% of the principal amount of the Notes to be redeemed on that Redemption Date;

plus, in each case, accrued and unpaid interest on the Notes being redeemed to, but excluding, the Redemption Date.

If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the applicable Depository procedures, in the case of Notes represented by a Global Security, or by trustee, in accordance with the lot, in the case of Notes that are not represented by a Global Security; provided, however, that no Notes of a principal amount of €100,000 or less shall be redeemed in part.

SECTION 3.02. Offer to Repurchase Upon Change of Control Triggering Event.

(a) Upon a Change of Control Triggering Event, unless the Company has previously exercised any right to redeem the Notes pursuant to Section 3.01, each Noteholder will have the right to require the Company to repurchase all or any part (in minimum denominations of €100,000 or integral multiples of €1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following the date upon which the Change of Control Triggering Event occurs or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall mail a notice to each Noteholder (with a written copy of such notice to the Trustee) describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required herein and described in such notice. The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being completed on or prior to the Change of Control Payment Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue of such conflicts.

(b) The Company shall not be required to make a Change of Control Offer if a third party makes an offer to purchase the Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest, if any, on such Notes to the date of purchase, in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all the Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Notes or portions of Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each holder of the Notes properly tendered the Change of Control Payment for such Notes, and the Trustee, upon receipt of a Company Request, shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder of the Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such holder, if any, in denominations as set forth in this Supplemental Indenture.

SECTION 3.03. Redemption for Tax Reasons.

If as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after March 7, 2016, the Company becomes or will become obligated, based upon a written opinion of independent counsel selected by the Company, to pay Additional Amounts with respect to the Notes as set forth in Article V hereof, and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Notes may be redeemed at the option of the Company, in whole, but not in part, having given not less than 30 days nor more than 60 days’ prior notice to the holders of the Notes, at a redemption price equal to 100% of the principal amount of the Notes being redeemed together with accrued and unpaid interest thereon, to, but excluding, the Redemption Date, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay Additional Amounts as a payment in respect of the Notes then due.

ARTICLE IV

COVENANTS

SECTION 4.01. Additional Covenants.

In addition to those covenants set forth in Article 4 of the Base Indenture, the Company shall comply with the following covenants:

(a) Limitation on Liens. The Company agrees that it will not, nor will it permit any Restricted Subsidiaries to, issue, incur, create, assume or guarantee any debt for borrowed money, collectively referred to as “Debt,” secured by any mortgage, deed of trust, security interest, pledge, lien, charge or other encumbrance, each a “Lien” and collectively “Liens,” upon any Principal Property or shares of stock (or other equivalents of or interests in equity) or indebtedness of a Restricted Subsidiary without in any such case providing concurrently with the issuance, incurrence, creation, assumption or guaranty of such secured

Debt, or the grant of such Lien, that the Notes (together with, at the Company’s option, any other indebtedness of or guarantee by the Company ranking equally with the Notes) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured Debt. The foregoing restriction, however, will not apply to:

(1) Liens on property, shares of stock or indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, provided that such Liens are not created in anticipation of the transaction in which such Person becomes a Restricted Subsidiary;

(2) Liens on property acquired by the Company or a Restricted Subsidiary existing at the time of acquisition by the Company or a Restricted Subsidiary;

(3) Liens on property acquired by the Company or a Restricted Subsidiary and created prior to, at the time of, or within 180 days after the acquisition thereof, or the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property, for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

(4) Liens to secure indebtedness owing to the Company or a Restricted Subsidiary;

(5) Liens existing on the date of the initial issuance of any Notes;

(6) Liens on property, shares of stock or indebtedness of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the properties of a Person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such Lien was not incurred in contemplation of such merger or consolidation or sale, lease or other disposition;

(7) Liens in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia) to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such liens; or

(8) extensions, renewals or replacements of any Lien referred to in the foregoing clauses (1) through (7) or of any Debt secured thereby; provided, however, that such extension, renewal or replacement Lien shall secure no larger an amount of Debt than that existing at the time of such extension, renewal or replacement.

(b) Notwithstanding the restrictions in Section 4.01(a), the Company or a Restricted Subsidiary may issue, incur, create, assume or guarantee Debt secured by a Lien which would otherwise be subject to the foregoing restrictions, without equally and ratably securing the Notes, provided that after giving effect thereto, the aggregate amount of all Debt so secured by Liens (not including Liens permitted under clauses (1) through (8) above) does not exceed the greater of (1) 15% of Consolidated Net Tangible Assets or (2) $100 million.

SECTION 4.02. Limitations on Sale and Lease-Back Transactions.

(a) The Company covenants that it will not, nor will it allow the Restricted Subsidiaries to, enter into, any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Company and one of the Restricted Subsidiaries or between Restricted Subsidiaries, unless at the effective time of such transaction:

(1) the Company or the Restricted Subsidiary would be entitled, pursuant to the covenant relating to Limitation on Liens set forth in Section 4.01, without equally and ratably securing the Notes, to incur Debt secured by a Lien on the Principal Property involved in such transaction in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction; or

(2) the Company or the Restricted Subsidiary applies, within 180 days of the effective date of the Sale and Lease-Back Transaction, an amount equal to the greater of (i) the net proceeds of such sale or (ii) the Attributable Debt with respect to such Sale and Lease-Back Transaction, to either, or a combination of, (x) the prepayment or retirement, other than any mandatory retirement, mandatory prepayment or sinking fund payment or payment at Maturity, of debt for borrowed money of the Company or a Restricted Subsidiary, other than debt subordinate to the Notes or debt to the Company or a Restricted Subsidiary, that matures more than 12 months after its creation or (y) the purchase, construction or development of other comparable property.

ARTICLE V

PAYMENT OF ADDITIONAL AMOUNTS

SECTION 5.01. Payment of Additional Amounts.

(a) All payments in respect of the Notes shall be made by or on behalf of the Company free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature required to be deducted or withheld by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Company will pay to a holder or beneficial owner who is not a United States person such additional amounts (the “Additional Amounts”) as are necessary in order that the net payment received by such holder or beneficial owner, after such withholding or deduction, will not be less than the amount that such holder or beneficial owner would have received absent such withholding or deduction.

(b) Notwithstanding the foregoing, the obligation to pay Additional Amounts under Section 5.01(a) shall not apply:

(1) to any tax, assessment or other governmental charge that would not have been imposed but for the holder or beneficial owner, a fiduciary, settlor, beneficiary, member or shareholder of the holder or beneficial owner, or a person holding a power over an estate or trust administered by a fiduciary holder or beneficial owner, being treated as:

(i)	being or having been present in, or engaged in a trade or business in, the United States, being treated as having been present in, or engaged in a trade or business in, the United States, or having or having had a permanent establishment in the United States;

(ii)	having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment in respect of the Notes or the enforcement of any rights under the indenture), including being or having been a citizen or resident of the United States or treated as being or having been a resident thereof;

(iii)	being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax;

(iv)	being or having been a “10-percent shareholder,” as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision, of the Company; or

(v)	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3) of the Code or any successor provision;

(2) to any beneficial owner that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding or deducting by the Company or a Paying Agent from the payments of principal or interest on a Note;

(5) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(6) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(7) to any tax, assessment or other governmental charge required to be withheld or deducted that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections that is substantively comparable and not materially more onerous to comply with), any Treasury regulations promulgated thereunder, or any other official interpretations thereof (collectively, “FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

(8) any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later; or

(9) in the case of any combination of items (1) through (8).

SECTION 5.02. No Other Requirements. The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this Article 5, the Company shall not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

ARTICLE VI

DEFEASANCE

SECTION 6.01. General. The defeasance provisions under Article XI of the Base Indenture shall be applicable to the Notes.

SECTION 6.02. Other Coin or Currency Units. Pursuant to Section 11.07 of the Base Indenture, the coin or currency unit to be deposited with the Paying Agent under the provisions of Article XI of the Base Indenture shall be Euro.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01. Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

SECTION 7.02. Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals shall be deemed to be their original signatures for all purposes.

SECTION 7.03. Separability. In case any provision contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 7.04. Governing Law; Jury Trial Waiver. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER, BY ITS ACCEPTANCE OF A NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 7.05. Conflicts with Trust Indenture Act. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, such Trust Indenture Act provision shall control.

SECTION 7.06. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 7.07. Effect on Successors and Assigns.

All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or on behalf of the Company shall bind their respective successors and assigns, whether so expressed or not.

SECTION 7.08. Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, the Company agrees to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

SECTION 7.09. Trustee Disclaimer; Incorporation by Reference. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

The rights, protections, indemnities and immunities of the Trustee and its agents as enumerated under the Base Indenture are incorporated by reference into this First Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Robert G. Anderson
Name: Robert G. Anderson
Title: Treasurer

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Beverly Freeney
Name: Beverly Freeney
Title: Vice President

Exhibit A

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED, AS NOMINEE OF ELAVON FINANCIAL SERVICES LIMITED, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”) AND EUROCLEAR BANK S.A./N.V. (“EUROCLEAR” AND, TOGETHER WITH CLEARSTREAM, “EUROCLEAR/CLEARSTREAM”).

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

International Flavors & Fragrances Inc.

1.75% Senior Notes due 2024

No. 1	CUSIP NO. 459506 AD3 ISIN NO. XS1319817323 Common Code: 131981732 €500,000,000.00 as revised by “Exchanges of Interests in the Global Note,” attached hereto

International Flavors & Fragrances Inc., a corporation duly organized and existing under the laws of the State of New York (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited, or registered assigns, as the nominee of Elavon Financial Services Limited, as common depositary for Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V., the principal sum of FIVE HUNDRED MILLION EURO, or such greater or lesser amount set forth on “Exchanges of Interests in the Global Note,” attached hereto, on March 14, 2024 and to pay interest thereon from March 14, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually in arrears on March 14 in each year, commencing March 14, 2017 at the rate of 1.75% per annum, until the principal hereof is paid or made available for payment; provided that any principal and any such installment of interest that is overdue shall bear interest at the rate of 1.75% per annum (to the extent that payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Note to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Market Association).

The interest so payable, and punctually paid or duly provided for (except for Defaulted Interest), on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date even if the Notes are cancelled, repurchased or redeemed after the Regular Record Date and on or before the Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The term “Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or The City of London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.

Payments in respect of the Notes (including principal, premium, if any, and interest) will be made at the office or agency maintained for that purpose in London (initially the office of the Paying Agent maintained for such purpose); provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register.

All payments on this Note will be made in Euro. If the Euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the Euro is no longer being used by the then member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes shall be made in U.S. Dollars until the Euro is again available to the Company or so used. The amount payable on any date in Euro shall be converted into U.S. Dollars on the basis of the then most recently available Market Exchange Rate for Euro. Any payment in respect of the Notes so made in U.S. Dollars shall not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

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“Euro” or “€” means the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

References herein to any payment on the Notes include the related payment of Additional Amounts, as applicable.

Reference is hereby made to the further provisions of the Notes set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: March 14, 2016

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:
Name:
Title:

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:
Name:
Title:

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Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: March 14, 2016

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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(Reverse of Note)

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under an Indenture, dated as of March 2, 2016, as supplemented by a First Supplemental Indenture, dated as of March 14, 2016 (collectively herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to €500,000,000. Reference is hereby made to the Indenture and all indentures supplemental thereto or Officer’s Certificates for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Notes are subject to redemption prior to the stated maturity at any time, as a whole or from time to time, in part, at the election of the Company, at a Redemption Price equal to (a) prior to December 14, 2023, the greater of (1) 100% of the principal amount of the Notes to be redeemed on that Redemption Date and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed on that Redemption Date (not including any portion of any payment of interest accrued to the Redemption Date) discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association)) at the applicable Comparable Government Bond Rate, plus 30 basis points, or (b) on or after December 14, 2023, 100% of the principal amount of the Notes to be redeemed on that Redemption Date. Notwithstanding the foregoing, installments of interest that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable to the holders of such Notes as of the close of business on the relevant Regular Record Date referred to on the face hereof, all as provided in the Indenture.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the Redemption Date to each holder of Notes. If the Company elects to redeem fewer than all of the Notes, the Notes to be redeemed shall be selected by the applicable Depository procedures, in the case of Notes represented by a Global Note, or by Trustee, in accordance with the lot, in the case of Notes that are not represented by a Global Note; provided, however, that no Notes of a principal amount of €100,000 or less shall be redeemed in part.

In the event of redemption or repurchase of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Noteholder hereof upon the cancellation hereof.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after March 7, 2016, the Company becomes or will become obligated, based upon a written opinion of

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independent counsel selected by the Company, to pay Additional Amounts with respect to the Notes, and such obligation cannot be avoided by the Company taking reasonable measurers available to it, then the Company may at its option redeem, in whole, but not in part, the Notes at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on the Notes to (but excluding) the date fixed for redemption.

Upon a Change of Control Triggering Event, unless the Company has previously exercised any right to redeem the Notes, each Noteholder will have the right to require the Company to repurchase all or any part (in minimum denominations of €100,000 or integral multiples of €1,000 in excess thereof) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following the date upon which the Change of Control Triggering Event occurs or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall mail a notice to each Noteholder (with a written copy of such notice to the Trustee) describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required herein and described in such notice. The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being completed on or prior to the Change of Control Payment Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes or the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such Change of Control Triggering Event provisions by virtue of such conflicts.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain affirmative or restrictive covenants and Events of Default with respect to this Note, in each case, upon compliance with certain conditions set forth in the Indenture. There shall be no sinking fund with respect to the Notes.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or waiver of the rights and obligations of the Company and the rights of the holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Noteholders of a majority in aggregate principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the holders of all of the Notes, to waive compliance with certain

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provisions of the Indenture and certain past Defaults (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Noteholder affected) under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such Noteholder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee satisfactory indemnity, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of the Notes of like tenor of a different authorized denomination, as requested by the Noteholder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

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The Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Payment of Additional Amounts

All payments in respect of the Notes shall be made by or on behalf of the Company free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature required to be deducted or withheld by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law.

If such withholding or deduction is required by law, the Company will pay to a holder or beneficial owner who is not a United States person the Additional Amounts as are necessary in order that the net payment received by such holder or beneficial owner, after such withholding or deduction, will not be less than the amount that such holder or beneficial owner would have received absent such withholding or deduction; provided, however, that the foregoing obligation will not apply:

(1) to any tax, assessment or other governmental charge that would not have been imposed but for the holder or beneficial owner, a fiduciary, settlor, beneficiary, member or shareholder of the holder or beneficial owner, or a person holding a power over an estate or trust administered by a fiduciary holder or beneficial owner, being treated as:

(i) being or having been present in, or engaged in a trade or business in, the United States, being treated as having been present in, or engaged in a trade or business in, the United States, or having or having had a permanent establishment in the United States;

(ii) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment in respect of the Notes or the enforcement of any rights under the indenture), including being or having been a citizen or resident of the United States or treated as being or having been a resident thereof;

(iii) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax;

(iv) being or having been a “10-percent shareholder,” as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision, of the Company; or

(v) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3) of the Code or any successor provision;

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(2) to any beneficial owner that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding or deducting by the Company or a Paying Agent from the payments of principal or interest on a Note;

(5) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(6) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(7) to any tax, assessment or other governmental charge required to be withheld or deducted that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections that is substantively comparable and not materially more onerous to comply with), any Treasury regulations promulgated thereunder, or any other official interpretations thereof (collectively, “FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

(8) any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later; or

(9) in the case of any combination of items (1) through (8).

“United States Person” means a citizen or individual resident of the United States, a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, or any State thereof or the District of Columbia, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes.

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ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                   agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Name:
(Print your name exactly as it appears on the face of this Note)

Your
	Signature:	(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a definitive Note, or exchanges of a part of another Global Note or definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

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